UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 15, 2012

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registra5t as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

China Sky One Medical, Inc. (the “Company”) regrets to report that its Chairman, President and Chief Executive Officer, Liu Yang-qing, is being treated for a life-threatening illness. Following surgery, he is expected to undergo long-term chemotherapy and traditional Chinese medicine treatments and his availability to devote time to the Company’s business will be substantially reduced.

In addition, 26 middle-management level employees have recently resigned, of which 9 were in the accounting department, 2 were in the internal controls department, 2 were in the IT department, 11 were in the sales department, and 2 were in the production center. Although the Company is seeking to recruit personnel, it may not be able to hire qualified personnel in a timely manner or at all.

Mr. Liu’s health concerns and absence and the loss of such management employees are likely to materially adversely affect many aspects of the Company’s business, including its ability to maintain customer relationships, meet production schedules, as well as its internal controls.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: February 15, 2012	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President